Exhibit 99.1

Heritage Commerce Corp Announces Regulators Lift Written Agreement

San Jose, CA – June 14, 2011 – Heritage Commerce Corp (Nasdaq: HTBK), today announced that as a result of the continual improvement of the financial condition of the Company and its banking subsidiary Heritage Bank of Commerce (the "Bank") over the past 16 months, the Federal Reserve Bank of San Francisco ("FRB") and the State of California Department of Financial Institutions ("DFI") issued a joint order terminating the regulatory written agreement (“Written Agreement”) entered into on February 17, 2010, among the Company, the Bank, the FRB and the DFI. Effective immediately, the Company and the Bank will no longer be subject to the terms and conditions of the Written Agreement.

“The termination of our Written Agreement is another indication of our improved financial condition.  This important milestone confirms that our efforts to reduce problem assets and return to profitability have been successful,” said Walter Kaczmarek, President and Chief Executive Officer.  “At March 31, 2011, we announced our third consecutive quarter of profitability and reconfirmed our capital ratios substantially exceeded regulatory requirements for a well-capitalized institution at the holding company and the Bank.  We are now in excellent position to move forward and build our franchise again.”

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Los Altos, Los Gatos, Morgan Hill, Mountain View, Pleasanton, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender with an additional Loan Production Office in Santa Rosa, California.  For more information, please visit www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  The forward-looking statements could be affected by many factors, including but not limited to: (1) competition for loans and deposits and failure to attract or retain deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers, and our assessment of that impact on our estimates including but not limited to the allowance for loan losses; (3) risks associated with concentrations in real estate related loans; (4) changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (5) the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (6) stability of funding sources and continued availability of borrowings; (7) the effect of changes in laws and regulations with which the Company and Heritage Bank of Commerce must comply, including, but not limited to any increase in FDIC insurance premiums; (8) our ability to raise capital or incur debt on reasonable terms; (9) Regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (10) future legislative or administrative changes to the U.S. Treasury Capital Purchase Program enacted under the Emergency Economic Stabilization Act of 2008; (11) the impact of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009 and related rules and regulations on our business operations and competitiveness, including the impact of executive compensation restrictions, which may affect our ability to retain and recruit executives in competition with other firms who do not operate under those restrictions; (12) the impact of the Dodd Frank Wall Street Reform and Consumer Protection Act signed by President Obama on July 21, 2010; (13) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (14) changes in the deferred tax asset valuation allowance in future quarters; (15) the costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (16) the ability to increase market share and control expenses; and (17) our success in managing the risks involved in the foregoing items. For a discussion of factors which could cause results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company’s press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

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